Exhibit 10.12

FIVE9, INC.

BISHOP RANCH—BUILDING LEASE

11.	INDEMNITY		14
	11.1	Indemnity	14
	11.2	Exemption of Landlord from Liability	14

12.	INSURANCE		14
	12.1	Coverage	14
	12.2	Insurance Policies	15
	12.3	Landlord’s Insurance	15
	12.4	Waiver of Subrogation	15

13.	DAMAGE OR DESTRUCTION		16
	13.1	Landlord’s Duty to Repair	16
	13.2	Landlord’s Right to Terminate	16
	13.3	Tenant’s Right to Terminate	16
	13.4	Exclusive Rights	17

14.	CONDEMNATION		17

15.	ASSIGNMENT AND SUBLETTING		18
	15.1	Landlord’s Consent Required	18
	15.2	Reasonable Consent	18
	15.3	Excess Consideration	18
	15.4	No Release of Tenant	18
	15.5	Attorneys’ Fees	18
	15.6	Transfer of Ownership Interest	18
	15.7	Effectiveness of Transfer	18
	15.8	Landlord’s Right to Space	19
	15.9	No Net Profits Leases	19
	15.10	Permitted Assignment or Sublease	19

16.	SUBORDINATION		20
	16.1	Subordination	20
	16.2	Junior Liens	20
	16.3	Subordination Agreements	20
	16.4	Attornment	20

17.	QUIET ENJOYMENT		20

18.	DEFAULT; REMEDIES		20
	18.1	Default	20
	18.2	Remedies	21
	18.3	Late Charges	23
	18.4	Interest	23
	18.5	Default by Landlord	24

19.	PARKING		24

20.	RELOCATION OF PREMISES		24

21.	MORTGAGEE PROTECTION		25

22.	ESTOPPEL CERTIFICATES		25

23.	SURRENDER, HOLDING OVER		25
	23.1	Surrender	25
	23.2	Holding Over	26

24.	HAZARDOUS MATERIALS		26
	24.1	Landlord’s Warranty/Hazardous Materials	27

25.	MISCELLANEOUS		27
	25.1	Attornment	27
	25.2	Captions; Attachments; Defined Terms	27
	25.3	Entire Agreement	27
	25.4	Severability	28
	25.5	Costs of Suit	28
	25.6	Time; Joint and Several Liability	28
	25.7	Binding Effect; Choice Of Law	28
	25.8	Waiver	28
	25.9	Force Majeure	29
	25.10	Landlord’s Liability	29
	25.11	Consents and Approvals	29
	25.12	Signs	29
	25.13	Rules And Regulations	29
	25.14	Notices	30
	25.15	Authority	30
	25.16	Lease Guaranty	31
	25.17	Brokers	31
	25.18	Reserved Rights	31
	25.19	Tenant’s Taxes	31
	25.20	Letter of Credit	32
	25.21	Right to Terminate	33
	25.22	Right of First Refusal	33

EXHIBIT A—SITE AND FLOOR PLANS

EXHIBIT B—WORK LETTER

EXHIBIT C—SPACE PLAN – TO BE PROVIDED

EXHIBIT D—RULES AND REGULATIONS

EXHIBIT E—JANITORIAL SPECIFICATIONS

EXHIBIT F—DOOR SIGN, DIRECTORY STRIP AND MAIL BOX REQUEST

EXHIBIT G—COMMENCEMENT OF LEASE

BISHOP RANCH

BUILDING LEASE

This Lease is made and entered into this 16th day of December, 2011, by and between Alexander Properties Company, a California limited partnership, (hereinafter “Landlord”) and five9, Inc., a Delaware corporation (hereinafter “Tenant”). For and in consideration of the rental and of the covenants and agreements hereinafter set forth to be kept and performed by Tenant, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises herein described for the term, at the rental and subject to and upon all of the terms, covenants and agreements hereinafter set forth.

1. PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises (the “Premises”) crosshatched on Exhibit A containing 46,414 rentable square feet known as Suite 400, located on the fourth floor of 4000 Executive Parkway, Building P (including all tenant improvements thereto, the “Building”), located at San Ramon, California 94583. The Building is part of a Complex containing the Building and two (2) other buildings (the “Complex”). The Complex, which contains 631,578 rentable square feet, the land on which the Complex is situated (the “Land”), the common areas of the Complex, any other improvements in the Complex and the personal property used by Landlord in the operation of the Complex (the “Personal Property”) are herein collectively called the “Project.” Landlord shall pay the cost of “Suite Improvements” (as such term is defined in the work letter attached hereto as Exhibit B, the “Work Letter”) and as shown on the attached Exhibit C.

2. TERM

2.1 Term. The term of this Lease shall commence on the “Commencement Date” hereinafter defined to be the earlier of the date Landlord delivers possession of the Premises to Tenant with all of the Suite Improvements Substantially Completed, as defined in Exhibit B, or the date Landlord would have completed the Premises and tendered the Premises to Tenant if Substantial Completion had not been delayed by the number of days specified in any and all Tenant Delay Notices given by Landlord as described in Exhibit B. The term of this Lease shall end on the date (the “Expiration Date”) that is the sixth (6th) year anniversary of the Commencement Date, unless sooner terminated pursuant to this Lease.

2.2 Delay in Commencement. The Commencement Date is scheduled to occur on March 1, 2012 (the “Scheduled Commencement Date”), but if there are “Scheduled Commencement Adjustment Days” (referred to in Paragraph 25.9 of this Lease and Exhibit B), then the Scheduled Commencement Date shall be that date which is the same number of days after March 1, 2012 as the sum of the Scheduled Commencement Adjustment Days. If for any reason the Commencement Date does not occur on or before the Scheduled Commencement Date, except as otherwise provided in this Lease, Landlord shall not be liable for any damage thereby nor shall such inability affect the validity of this Lease or the obligations of Tenant hereunder. If the Commencement Date has not occurred

Please Initial

Tenant (        )

Landlord (        )

within sixty (60) days after the Scheduled Commencement Date, Tenant at its option, to be exercised by giving Landlord written notice within thirty (30) days after the end of such sixty (60) day period, may terminate this Lease and, upon Landlord’s return of any monies previously deposited by Tenant, the parties shall have no further rights or liabilities toward each other.

2.3 Acknowledgment of Commencement Date. Upon determination of the Commencement Date, Landlord and Tenant shall execute a written acknowledgment of the Commencement Date and Expiration Date in the form attached hereto as Exhibit G.

3. RENT

3.1 Base Rent. Except as otherwise provided in this Lease, Tenant shall pay to Landlord monthly as base rent (“Base Rent”) for the Premises in advance on the Commencement Date and on the first day of each calendar month thereafter during the term of this Lease without deduction, offset, prior notice or demand, in lawful money of the United States of America, the sum of ONE HUNDRED THOUSAND FIVE HUNDRED SIXTY-THREE AND 67/100 DOLLARS ($100,563.67). For any prorations of Base Rent due to changes in the Premises on a day other than the first or last day of the month, the portion of Base Rent on a square foot basis associated with an increase or decrease in the size of the Premises shall be calculated by multiplying the number of days that the space was part of the Premises by the daily Base Rent defined to be the monthly Base Rent per square foot for said space divided by thirty (30). Notwithstanding the foregoing, Base Rent shall be abated for the initial twelve (12) full calendar months of the term of this Lease.

On or before the date that is three (3) business days after the date this Lease is fully executed by Landlord and Tenant, Tenant shall pay to Landlord the sum of ONE HUNDRED THOUSAND FIVE HUNDRED SIXTY-THREE AND 67/100 DOLLARS ($100,563.67) to be applied against Base Rent when it becomes due.

3.2 Adjustments to Base Rent. Intentionally Deleted

3.3 Amounts Constituting Rent. All amounts payable or reimbursable by Tenant under this Lease, including late charges and interest, “Operating Cost Payments” (as defined in Paragraph 5), and amounts payable or reimbursable under the Work Letter and the other Exhibits hereto, shall constitute “Rent” and be payable and recoverable as such. Base Rent is due and payable as provided in Paragraph 3.1—“Base Rent”, Operating Cost Payments are due and payable as provided in Paragraph 5.3—“Notice and Payment”, and all other Rent payable to Landlord on demand under the terms of this Lease, unless otherwise set forth herein, shall be payable within thirty (30) days after written notice from Landlord of the amounts due. Except as otherwise provided in this Lease, all Rent shall be paid to Landlord without deduction or offset in lawful money of the United States of America at the address for notices or at such other place as Landlord may from time to time designate in writing.

Please Initial

Tenant (        )

Landlord (        )

4. SECURITY DEPOSIT

Concurrently with Tenant’s execution of this Lease, Tenant shall pursuant to the terms and conditions of Paragraph 25.20, provide Landlord with a Letter of Credit in the amount of SEVEN HUNDRED THOUSAND AND 00/100 DOLLARS ($700,000.00) as Security. At such time that Tenant is relieved of its obligation to post the Letter of Credit Tenant shall deposit with Landlord the sum of ONE HUNDRED THOUSAND FIVE HUNDRED SIXTY-THREE AND 67/100 DOLLARS ($100,563.67) as a Security Deposit (the “Security Deposit”). The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including the provisions relating to the payment of any Rent, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit to cure such default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of said deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount; Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) upon the expiration of the Lease term and Tenant’s vacating the Premises; provided, however, that Landlord may elect in its reasonable discretion to retain a portion of the Security Deposit in an amount composed of any or all of the following: (i) any unpaid amounts owed to Landlord pursuant to this Lease, (ii) the cost of any damage (excluding normal wear and tear or damage resulting from the approved installation of wall hangings by Landlord) to the Premises, (iii) the costs of removing any personal property refuse or debris left in the Premises at the expiration of the Lease, and (iv) any sums underpaid by Tenant with respect to Operating Costs for the calendar year in which the Lease ends under Paragraph 5 if Landlord determines there will be an increase in Operating Expenses for said calendar year. In the event of termination of Landlord’s interest in this Lease, Landlord shall transfer the Security Deposit to Landlord’s successor-in-interest and provided that such successor-in-interest agrees in writing to assume the obligations of Landlord under this Lease, Landlord shall be released from liability for the return of the Security Deposit or the accounting therefor. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of any Regulations, now or hereafter in force, which restricts the amount or types of claim that a landlord may make upon a security deposit or imposes upon a landlord (or its successors) any obligation with respect to the handling or return of security deposits.

5. TAX AND OPERATING COST INCREASES

5.1 Definitions. For purposes of this paragraph, the following terms are herein defined:

(a) Base Year: The calendar year in which this Lease commences.

(b) Operating Costs: Operating Costs shall include all actual costs and expenses of ownership, management, operation, repair and maintenance of the Project (excluding depreciation of the improvements in the Project and all amounts paid on loans of Landlord) applicable to the term of the Lease computed in accordance with “tax basis

Please Initial

Tenant (        )

Landlord (        )

accounting” (as defined below) principles consistently applied, including by way of illustration but not limited to: real property taxes, taxes assessed on the Personal Property, any other governmental impositions imposed on or by reason of the ownership, operation or use of the Project, and any tax in addition to or in lieu thereof, including taxes covered by Paragraph 5.4, if any, whether assessed against Landlord or Tenant or both; parts; equipment; supplies; insurance premiums; license, permit and inspection fees; cost of services and materials (including property management fees); cost of compensation (including employment taxes and benefits) of all persons who perform duties connected with the management, operation, maintenance and repair of the Project; costs of providing utilities and services, including water, gas, electricity, sewage disposal, rubbish removal, janitorial, gardening, security, parking, window washing, supplies and materials, and signing (but excluding services not uniformly available to substantially all of the Project tenants); costs of capital improvements (i) required to cause the Project to comply with all laws, statutes, ordinances, regulations, rules and requirements of any governmental or public authority, including, without limitation, the Americans with Disabilities Act of 1990 (the “ADA”) (collectively, “Legal Requirements”) which become effective after the Commencement Date, or (ii) which reduce Operating Costs, such costs, together with interest on the unamortized balance at the rate of eight percent (8%) per annum, to be amortized over the useful life or payback period whichever is shorter provided that such amortized costs of capital improvements shall only be included in Operating Costs to the extent of the reduction in Operating Costs; costs of maintenance and replacement of landscaping; legal, accounting and other professional services incurred in connection with the operation of the Project and the calculation of Operating Costs; and rental expense or a reasonable allowance for depreciation of the Personal Property. If the Project is not at least ninety-five (95%) percent occupied for any calendar year during the term of this Lease, Operating Costs that vary with occupancy shall be adjusted to the amount which would have been incurred if the Project had been at least ninety-five (95%) percent occupied for the year. “Tax basis accounting” is defined to mean accounting in accordance with the Internal Revenue Code and related rules, regulations, rulings, and applicable case law applied by Landlord on a consistent basis in reporting income and expense, including the capitalization of costs and related depreciation, to the Internal Revenue Service.

Notwithstanding the foregoing, Operating Costs shall not include the following:

(1) Depreciation and amortization, except as provided for above.

(2) Costs of capital improvements except as provided for above.

(3) Costs to acquire or install sculpture, paintings or other objects of art.

(4) Costs incurred in connection with upgrading the Building or Project to comply with disability, life, fire, safety codes, ordinances, statutes, or other laws or Legal Requirements in effect on or prior to the Commencement Date including, without limitation, the ADA, and penalties or damages incurred due to such non-compliance.

(5) Advertising and promotional expenses.

Please Initial

Tenant (        )

Landlord (        )

(6) Real estate broker’s or other leasing commissions, attorneys’ fees, architects’ fees and other costs incurred in connection with negotiations or disputes with tenants or prospective tenants of the Building or Project, other than disputes as to the common areas.

(7) Costs incurred in renovating or otherwise improving or decorating or redecorating space for tenants or other occupants in the Project or vacant space in the Project.

(8) Repairs or other work occasioned by fire, windstorm, or other casualty and public liability claims, to the extent such are covered by insurance proceeds, the cost of which is included in Operating Costs, and costs incurred by Landlord in connection with or made necessary by the actual or threatened exercise by governmental authorities (or other entities with power of eminent domain) of the power of eminent domain.

(9) Costs, other than Operating Costs, specially billed to Tenant or any other specific tenants, such as (but not limited to) janitor service, or electrical usage or other services or benefits provided to certain tenants but not to tenants of the Project generally.

(10) Costs incurred to remedy or monitor any Hazardous Materials condition except if caused by Tenant.

(11) Interest or penalties or other costs resulting from (a) late payment of any operating expense by Landlord (unless Landlord in good faith disputes a charge and subsequently loses or settles that dispute); or (b) any amount payable by Landlord to any tenant resulting from Landlord’s default in its obligations to that tenant.

(12) Costs incurred in installing, operating and maintaining any commercial concession or specialty service that is not necessary for Landlord’s provision, management, maintenance and repair of the Project. The following are examples of these specialty services: observatory; broadcasting facilities (other than the life-support and security system for the Project); luncheon club, cafeteria, or other dining facility; newsstand; flower services; shoeshine service; carwash; and athletic or recreational club.

(13) Any compensation paid to clerks, attendants, or other persons in commercial concessions in the Project that are operated by Landlord.

(14) Debt service, interest, payment of principal on mortgages or other financing costs or expenses.

(15) Rental payments to any ground lessor.

(16) Expenses incurred in enforcing obligations of other tenants of the Building or Project;

Please Initial

Tenant (        )

Landlord (        )

(17) Salaries and other compensation of executive officers of the managing agent of the Building or Project above the grade of senior Project manager;

(18) Costs of any service provided to any one tenant of the Project but not to tenants of the Project generally;

(19) Fines or penalties due to violations by Landlord of Legal Requirements.

(20) Costs, fees and compensation paid to Landlord, or to Landlord’s subsidiaries or affiliates, for services to the Building or Project (including but not limited to management services) in excess of the cost for the same scope of services using union labor and rendered by an unaffiliated third party of comparable skill, competence, stature and reputation for a Class A office Project of similar size.

(21) Landlord’s general corporate or partnership overhead and general administrative expenses.

(22) Fees or dues for trade associations.

(23) Entertainment, dining or travel expenses for any purpose.

(24) Rentals for equipment ordinarily considered to be of a capital nature (such as elevators and HVAC systems).

(25) All additions to Building or Project reserves including bad debts and rent loss reserves.

(26) The cost of repairing any latent defects in the original construction of the Building or Project.

(27) The cost of any political or charitable donations;

(28) Repair costs resulting from the negligence of Landlord or others.

(29) Costs incurred in connection with making any additions to, or building additional stories on, the Buildings in the Project or their plazas, or adding buildings or other structures to the Project.

(30) Landlord’s gross receipts taxes for the Building or Project, personal and corporate income taxes, inheritance and estate taxes, franchise, gift and transfer taxes, and any real estate taxes payable or assessed for any period outside the term of the Lease.

(31) Special assessments or special taxes initiated as a means of financing improvements to the Building or Project and the surrounding areas thereof.

Please Initial

Tenant (        )

Landlord (        )

(32) Any annual increase in Controllable Operating Costs (as defined below) over the base year in excess of four percent (4%), on a cumulative basis, over the cost of such Controllable Operating Costs for the prior year. “Controllable Operating Costs” include only the following costs: Cost incurred in property management fees, security and landscaping.

5.2 Tenant’s Share. If Operating Costs during any calendar year following the Base Year exceed the rentable square footage of the Complex multiplied by $11.80 (the “Expense Stop”), Tenant shall pay to Landlord a sum which is equal to “Tenant’s Share” of such excess (“Operating Cost Payment”). “Tenant’s Share” means 7.35%, which is calculated by dividing the rentable square footage of the Premises by the rentable square footage of the Complex as such rentable square footages are set forth in Paragraph 1, and multiplying such number by 100.

5.3 Notice and Payment. Landlord shall, at or as soon as practicable after the start of each calendar year subsequent to the Base Year (but no later than April 30th), provide Tenant with a Statement (the “Statement”) of the amount of the Operating Cost Payment for the preceding calendar year, and the amount of any payment due from Tenant to Landlord or from Landlord to Tenant, taking into account any payments made by Tenant for such preceding calendar year Operating Cost Payment. In addition, Statement shall include an amount which Landlord estimates will be Tenant’s Operating Cost Payment for the current calendar year, and one-twelfth (1/12th) of the amount thereof shall be added to the monthly Base Rent payments required to be made by Tenant in such year. If the amounts Tenant has paid during the year towards the current year’s Operating Cost Payment is less than or exceeds the amount required using said one-twelfth (1/12th) addition to Base Rent starting with the first month of the calendar year covered by such statement, then within thirty (30) days after receipt of the Statement, Tenant shall pay in cash any sums owed Landlord or, if applicable, Tenant shall receive a credit against any rent next accruing for any sum owed Tenant.

In no event will Tenant be entitled to receive the benefit of a reduction in Operating Costs below the Expense Stop costs.

For any partial calendar year at the termination of this Lease, Tenant’s Share of any increases in Operating Costs for such year over the Expense Stop shall be prorated on the basis of a 365-day year by computing Tenant’s Share of the increases in Operating Costs for the entire year and then prorating such amount for the number of days this Lease was in effect during such year. Notwithstanding the expiration or termination of this Lease, and within thirty (30) days after Tenant’s receipt of Landlord’s statement regarding the determination of increases in Operating Costs for the calendar year in which this Lease expires or terminates, Tenant shall pay to Landlord or Landlord shall pay to Tenant, as the case may be, an amount equal to the difference between Tenant’s Share of the increases in Operating Costs for such year (as prorated) and the amount previously paid by Tenant toward such increases. This provision shall survive the expiration or sooner termination of this Lease provided that Landlord shall have no right to collect any deficiency in Tenant’s Operating Cost Payment more than three hundred sixty-five (365) days following the expiration or sooner termination of this Lease.

Please Initial

Tenant (        )

Landlord (        )

5.4 Additional Taxes. Tenant shall pay as a component of Operating Costs, Tenant’s Share of any and all taxes payable by Landlord, whether or not now customary or within the contemplation of the parties hereto (i) upon, allocable to or measured by the area of the Building, (ii) upon all or any portion of the Rent payable hereunder and under other leases of space in the Building, including any gross receipts tax or excise tax levied with respect to the receipt of such Rent, or (iii) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Building or an portion thereof; provided that such taxes are applicable to the term of this Lease and not otherwise excluded from Operating Costs.

5.5 Tenant’s Right to Audit. The annual Statement of Operating Costs for the preceding year shall be provided by Landlord on or before April 30th of each calendar year after the Base Year of the Lease term. Within ninety (90) days after receipt of the Statement, Tenant shall be entitled, upon ten (10) days prior written notice (“Inspection Notice”) and during normal business hours, at Landlord’s office or such other place as Landlord shall reasonably designate, to inspect and examine those books and records of Landlord relating to the determination of Operating Costs for only the immediately preceding calendar year. Any third party engaged by Tenant to inspect or examine the books and records shall be a certified public accountant from a nationally or regionally recognized accounting firm and such accountant shall not be compensated on a contingency fee or similar basis. Should Tenant elect to inspect such records, Tenant’s inspection shall be completed and the results thereof submitted to Landlord no later than two (2) months after Tenant’s notification to Landlord of its intent to inspect Landlord’s books and records. Tenant shall be deemed to have waived its right to inspect Landlord’s books and records if Tenant fails to timely deliver the Inspection Notice, or fails to timely complete the inspection (unless Landlord was the cause of the delay). If, after inspection and examination of such books and records, Tenant disputes the amounts of Operating Costs charged by Landlord, Tenant may, by written notice to Landlord, request an independent audit of such books and records. The independent audit of the books and records shall be conducted by a certified public accountant (“CPA”) acceptable to both Landlord and Tenant. If, within thirty (30) days after Landlord’s receipt of Tenant’s notice requesting an audit, Landlord and Tenant are unable to agree on the CPA to conduct such audit, then Landlord may designate a nationally recognized accounting firm not then employed by Landlord or Tenant to conduct such audit. The audit shall be limited to the determination of the amount of Operating Costs for the subject calendar year. If the audit discloses that the amount of Operating Costs billed to Tenant was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable. All costs and expenses of the audit shall be paid by Tenant unless the audit shows that Landlord overstated Operating Costs for the subject calendar year by more than five percent (5%), in which case Landlord shall pay all costs and expenses of the audit (not to exceed $10,000.00). Tenant and Tenant’s representatives shall keep any information gained from such audit confidential and shall not disclose it to any other party. The exercise by Tenant of its audit rights hereunder shall not relieve Tenant of its obligation to timely pay all sums due hereunder, including, without limitation, the disputed Operating Costs.

6. USE

6.1 Use. The Premises shall be used and occupied by Tenant for general and executive office purposes and for no other purpose without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed.

Please Initial

Tenant (        )

Landlord (        )

6.2 Suitability. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability of either for the conduct of Tenant’s business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises except as provided in the Work Letter. Except with respect to the latent defects in the Suite Improvements (as defined in Exhibit B), the taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in satisfactory condition unless within ten (10) days after such date Tenant shall give Landlord written notice specifying in reasonable detail the respects in which the Premises or the Building were not in satisfactory condition.

6.3 Access. Tenant shall have access to the Premises and the parking granted hereunder twenty-four (24) hours a day, seven (7) days a week.

6.4 Uses Prohibited.

(a) Tenant shall not do nor permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering said Building or any part thereof or any of its contents, nor shall Tenant sell or permit to be kept, used or sold in or about said Premises any articles which may be prohibited by a standard form policy of fire insurance.

(b) Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them, or use or allow the Premises to be used for any unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall not bring onto the Premises any apparatus, equipment or supplies that may overload the Premises or the Building or any utility or elevator systems or jeopardize the structural integrity of the Building or any part thereof.

(c) Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with, and at its sole cost and expense shall promptly comply with, any Legal Requirement now in force or which may hereafter be enacted or promulgated relating to the condition, use or occupancy of the Premises, excluding structural changes not relating to or affecting the condition, use or occupancy of the Premises or Tenant’s improvements or acts. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any Legal Requirement, shall be conclusive of the fact as between Landlord and Tenant.

7. SERVICE AND UTILITIES

7.1 Landlord’s Obligations. Provided Tenant is not in default hereunder, Landlord shall furnish to the Premises during reasonable hours of generally recognized business days, to be determined by Landlord, and subject to the rules and regulations of the Building, water, gas and electricity suitable for the intended use of the Premises, heat and air conditioning required in Landlord’s reasonable

Please Initial

Tenant (        )

Landlord (        )

judgment for the comfortable use and occupancy of the Premises, scavenger, janitorial services as described in Exhibit E attached hereto, window washing service and elevator service customary in similar Class A office buildings in the competing geographical areas. Landlord shall also maintain and keep lighted the common lobbies, hallways, stairs and toilet rooms in the Building.

(a) Landlord’s current hours of operation in Bishop Ranch (hereinafter “Hours of Operation”) are 7 a.m. to 7 p.m., Monday through Friday, excepting holidays (New Year’s Day, President’s Day, Memorial Day, July 4th (Independence Day), Labor Day, Thanksgiving, and Christmas Day). In the event the holiday falls on a weekend, the business day closest to the holiday will be considered to be the holiday. The building and its services are available to Tenant 24 hours a day, seven (7) days a week, 365 days a year. The after hours rate for air conditioning and heating service after Landlord’s Hours of Operation is currently $75.00 per hour, per floor. This rate is subject to adjustment based upon the decrease or increase in utilities as charged by Landlord’s utility provider.

7.2 Tenant’s Obligation. Tenant shall pay for, prior to delinquency, all telephone and all other materials and services, not expressly required to be paid by Landlord, which may be furnished to or used in, on or about the Premises during the term of this Lease.

7.3 Tenant’s Additional Requirements

(a) Tenant shall pay for heat and air-conditioning furnished at Tenant’s request during non-business hours and/or on non-business days on an hourly basis at a reasonable rate established by Landlord. Tenant shall not use in excess of reasonable amounts for a like tenant of the Project (as reasonably determined by Landlord) (“Building Standard Amounts”) of electricity, water or any other utility without Landlord’s prior written consent, which consent Landlord may refuse. If Landlord reasonably determines that Tenant is using water, electricity, or other utilities (excluding those used in server rooms or data centers) in excess of “Building Standard Amounts”, th Landlord may cause a water meter or electric current meter to be installed in the Premises so as to measure the amount of water and electric current consumed for any such excess use. The cost of such meters and of installation, maintenance and repair thereof shall be paid by Tenant and Tenant agrees to pay Landlord promptly upon demand by Landlord for all such water and electric current consumed as shown by said meters, at the rates charged for such services by the city in which the Building is located or by the local public utility furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed. If a separate meter is not installed to measure any such excess use, Landlord shall have the right to reasonably estimate the amount of such use through qualified personnel. In addition, Landlord may impose a reasonable charge for the use of any additional or unusual janitorial services required by Tenant because of any Suite Improvements different from or above Building Standard Amounts, carelessness of Tenant or the nature of Tenant’s business (including hours of operation). Notwithstanding the foregoing, any equipment that runs twenty-four (24) hours per day, seven (7) days per week or HVAC units that are installed in Tenant’s server room or for Tenant’s special equipment shall be sub-metered.

Please Initial

Tenant (        )

Landlord (        )

(b) If any lights other than those designated as Building Standard Materials on Exhibit B are used in the Premises which increase the cost of sustaining the temperature otherwise maintained by the air conditioning system, Landlord may install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord. In addition, if any lights other than those designated as Building Standard Materials on Exhibit B are used in the Premises, Tenant shall pay the cost to replace any worn or dead bulbs or tubes.

(c) In no event shall Tenant (i) connect any apparatus, machine or device through electrical outlets except in the manner for which such outlets are designed and without the use of any device intended to increase the plug capacity of any electrical outlet or (ii) maintain at any time an electrical demand load in excess of four (4) watts per square foot of usable area of the Premises.

7.4 Nonliability. Except for Landlord’s gross negligence or willful misconduct, Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of Rent, by reason of Landlord’s failure to furnish any of the foregoing when due to “Force Majeure Events” (as defined in Paragraph 25.9). If failure to furnish the foregoing is within Landlord’s reasonable control and Tenant is unable to occupy all or any portion of the Premises due to such failure, Tenant shall be entitled to an abatement of Base Rent commencing with the fifth (5th) consecutive day of such failure or the fifth (5th) day of such failure in any thirty (30) day period, unless prior thereto Landlord commences to cure such failure and thereafter diligently proceeds with such cure not to exceed sixty (60) days. Any failure to furnish any of the foregoing shall not constitute an eviction of Tenant, constructive or otherwise and, notwithstanding any law to the contrary that may now or hereafter exist, Tenant shall not be entitled to terminate this Lease on account of such failure. Landlord shall not be liable under any circumstances for consequential damages, however occurring, through or in connection with failure to furnish any of the foregoing.

8. MAINTENANCE AND REPAIRS; ALTERATIONS AND ADDITIONS

8.1 Maintenance and Repairs

(a) Landlord’s Obligations. Landlord shall maintain in good order, condition and repair the structural and common areas of the Building, and the basic heating, ventilating, air conditioning, electrical, plumbing, fire protection, life safety, security and mechanical systems of the Building (the “Building Systems”), and shall cause the common areas of the Building to comply with all Legal Requirements (including, without limitation, the ADA), provided that any maintenance and repair caused by the acts or omissions of Tenant or Tenant’s agents, employees, invitees, visitors (collectively “Tenant’s Representatives”) shall be paid for by Tenant. Notwithstanding any law to the contrary that may now or hereafter exist, Tenant shall not have the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the foregoing in good order, condition and repair, nor shall Landlord be liable under any circumstances for any consequential damages or loss of business, however occurring, through or in connection with any such failure.

Please Initial

Tenant (        )

Landlord (        )

(b) Tenant’s Obligations

(1) Tenant, at Tenant’s sole cost and expense, except for services furnished by Landlord pursuant to Paragraph 7 hereof, shall maintain the Premises in good order, condition and repair including the interior surfaces of the ceilings, walls and floors, all doors, interior windows, and all plumbing pipes, electrical wiring, switches, fixtures, lights which are not those designated as Building Standard Materials on Exhibit B, and equipment installed for the use of the Premises, and shall cause the Premises to comply with all Legal Requirements (including, without limitation, the ADA) which become effective after the Commencement Date. Notwithstanding any law to the contrary that may now or hereafter exist, Tenant shall not have the right to terminate this Lease because of Landlord’s failure to keep the Premises in good order, condition and repair.

(2) In the event Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the Premises. In the event Tenant fails to promptly commence such work and diligently prosecute it to completion and after the notice and cure periods set out in Paragraph 18.1(e), Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest from the date expended by Landlord until paid by Tenant at the “Default Rate,” as defined below. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant as a result of performing any such work. As used in this Lease, “Default Rate” shall mean the lesser of twelve percent per annum (12%) or the maximum rate permitted by law.

(c) Compliance with Law. Landlord and Tenant shall each do all acts required to comply with all applicable Legal Requirements relating to their respective maintenance and repair obligations as set forth herein.

8.2 Alterations and Additions

(a) Tenant shall make no alterations, additions or improvements to the Premises or any part thereof without obtaining the prior written consent of Landlord which shall not be unreasonably withheld, conditioned or delayed.

(b) Landlord may impose as a condition to the aforesaid consent such requirements as Landlord may deem necessary in its reasonable discretion, including without limitation thereto, performing the work itself, specifying the manner in which the work is done, and selecting the contractor by whom the work is to be performed and the times during which it is to be accomplished. Tenant shall pay to Landlord upon demand an amount equal to the reasonable costs and expenses for time spent by Landlord’s employees or contractors in supervising, approving and administering such alterations.

(c) All such alterations, additions or improvements, all other Above-Standard Improvements (as defined in Paragraph 25.19), and all work performed under the Work Letter shall be the property of Landlord and shall remain upon and be surrendered with the Premises, unless Landlord upon Landlord’s consent to the installation of same, Landlord provides written notice to Tenant that Tenant shall remove all or any part of same.

Please Initial

Tenant (        )

Landlord (        )

(d) All articles of personal property and all business and trade fixtures, machinery and equipment, cabinetwork, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the Lease term when Tenant is not in default hereunder.

9. ENTRY BY LANDLORD

Landlord and Landlord’s agents shall upon twenty-four (24) hours notice (except in the case of an emergency, in which case, as soon as practicable) have the right to enter the Premises to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers and, as permitted under this Lease, to alter, improve or repair the Premises and any portion of the Building (and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing the entrance to the Premises shall not be blocked thereby). Upon twenty-four (24) hours prior notice during the last six (6) months of the Lease term, Landlord or Landlord’s agents may access the Premises to show it to prospective tenants and post “for lease” signs. Landlord shall conduct its activities under this Paragraph 9 in a manner that will minimize inconvenience to Tenant without incurring additional expense to Landlord. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes, and Landlord and Landlord’s agents shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord or Landlord’s agents by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof. Tenant shall not be released from its obligations under this Lease nor be entitled to any abatement of Rent on account of Landlord’s entry under this Paragraph, and Tenant hereby waives any minor inconvenience occasioned thereby. Upon any entry on the Premises by Landlord or Landlord’s agents, such entrants shall comply with Tenant’s reasonable security requirements provided to Landlord in writing from time to time, and Tenant shall be permitted to have a representative present at all times.

10. LIENS

Tenant shall keep the Premises and the Building free from any liens arising out of work performed, materials furnished, or obligations incurred by Tenant and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed, materials furnished or obligations incurred by or at the direction of Tenant. In the event that Tenant shall not, within twenty (20) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith, including attorneys’ fees and costs, shall be payable to Landlord by Tenant on demand with interest at the Default Rate until paid. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord and the Premises, and any other party having an interest therein, from mechanics’ and materialmen’s liens, and Tenant shall give to Landlord at least three (3) business days prior written notice of the expected date of commencement of any work relating to alterations or additions to the Premises.

Please Initial

Tenant (        )

Landlord (        )

11. INDEMNITY

11.1 Indemnity.

(a) Subject to Paragraph 12.4, Tenant shall protect, indemnify, defend and hold Landlord, its partners, members, officers, shareholders, directors, employees, agents and property managers harmless from and against any and all losses, damages, costs, claims, attorneys’ fees, expenses, liability, fines, and penalties arising from (i) any default or breach by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease by Tenant or (ii) any gross negligence or willful misconduct of Tenant or Tenant Representative in, on, or about the Premises, or any part of the Project, either during or prior to occupancy or during the term of this Lease. Notwithstanding the foregoing, in no event shall Tenant be liable for indirect or consequential damages of Landlord (including lost profits) however occurring.

(b) Subject to Paragraph 12.4, Landlord shall protect, indemnify, defend and hold Tenant, its partners, members, officers, shareholders, directors and employees harmless from and against any and all losses, damages, costs, claims, attorneys’ fees, expenses, liability, fines, and penalties arising from (i) any default or breach by Landlord in the observance or performance of any of the terms, covenants or conditions of this Lease by Landlord or (ii) any gross negligence or willful misconduct of Landlord or Landlord Representative in, on, or about the Premises, or any part of the Project, either during or prior to occupancy or during the term of this Lease. Notwithstanding the foregoing, in no event shall Landlord be liable for indirect or consequential damages of Tenant (including lost profits) however occurring.

11.2 Exemption of Landlord from Liability. Except in the event of Landlord’s gross negligence or willful misconduct, Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises caused by or resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, telephone cabling or wiring, or lighting fixtures of the same, whether the damage or injury results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of the Building, nor shall Landlord be liable for consequential damages however occurring.

12. INSURANCE

12.1 Coverage. Tenant shall, at all times during the term of this Lease, and at its own cost and expense, procure and continue in force the following insurance coverage:

Please Initial

Tenant (        )

Landlord (        )

(a) Commercial General Liability Insurance with a combined single limit for personal or bodily injury and property damage of not less than $3,000,000 or such other level of coverage that Landlord may require in its reasonable judgment.

(b) Fire and Extended Coverage Insurance, including vandalism and malicious mischief coverage, covering and in an amount equal to the full replacement value of all fixtures, furniture and improvements installed in the Premises by or at the expense of Tenant.

12.2 Insurance Policies. The aforementioned minimum limits of policies shall in no event limit the liability of Tenant hereunder. The aforesaid insurance shall name Landlord and its partners, property manager, and mortgagees as an additional insured. Said insurance shall be with companies having a rating of not less than A-, XI in “Best’s Insurance Guide”. Tenant shall furnish from the insurance companies or cause the insurance companies to furnish certificates of coverage. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days prior written notice to Landlord by the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of the coverage which Landlord may carry. Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with evidence of renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and charge Tenant the premiums together with a reasonable handling charge and Default Interest from the date paid by Landlord, payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant, provided such blanket policies expressly afford coverage to the Premises and to Tenant as required by this Lease.

12.3 Landlord’s Insurance. During the term of this Lease Landlord shall maintain in effect insurance on the Building against fire, extended coverage perils and vandalism and malicious mischief (to the extent such coverages are available), with responsible insurers licensed to do business in California, insuring the Building in an amount equal to at least ninety-five percent (95%) of the replacement cost thereof, excluding foundations, footings and underground installations. Landlord may, but shall not be obligated to, carry additional commercially reasonable insurance against additional perils and/or in greater amounts.

12.4 Waiver of Subrogation. Tenant and Landlord hereby waive and release any and all right of recovery, whether arising in contract or tort, against the other, including employees and agents, arising during the term of this Lease for any and all loss or damage to any property located within or constituting a part of the Building or Complex, which loss or damage arises from the perils that could be insured against under the ISO Causes of Loss-Special Form Coverage including any deductible thereunder (whether or not the party suffering the loss or damage actually carries such insurance, recovers under such insurance or self insures the loss or damage) or which right of recovery arises from loss of earnings or rents resulting from loss or damage caused by such a peril. This mutual waiver is in addition to any other waiver or release contained in this Lease. Landlord and Tenant shall each have their insurance policies issued in such form as to waive any right of subrogation which might otherwise exist.

Please Initial

Tenant (        )

Landlord (        )

13. DAMAGE OR DESTRUCTION.

13.1 Landlord’s Duty to Repair. If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Project from fire or other casualty then, unless either party elects to terminate this Lease pursuant to Paragraphs 13.2 or 13.3, Landlord shall, at its expense, use its commercially reasonable efforts to repair and restore the Premises and/or access thereto, as the case may be, to substantially their former condition to the extent permitted by the then applicable codes, laws and regulations; provided, however, that Tenant rather than Landlord shall be obligated at Tenant’s expense to repair or replace Tenant’s personal property, trade fixtures and any items or improvements that are required to be covered by Tenant’s insurance under Paragraph 12.1(b).

If Landlord is required or elects to repair damage to the Premises and/or access thereto, this Lease shall continue in effect but Tenant’s Base Rent and Operating Cost Payments from the date of the casualty through the date of substantial completion of the repair shall be abated by a proportionate amount based on the portion of the Premises that Tenant is prevented from using by reason of such damage or its repair; provided, however, that if the casualty is the result of the willful misconduct or negligence of Tenant or Tenant’s Representatives, there will be no such rental abatement. In no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant’s business or property arising from fire or other casualty or by reason of any repairs to any part of the Project made necessary by such casualty.

13.2 Landlord’s Right to Terminate. In the event of a casualty to the Project, Landlord may elect to terminate this Lease, effective as of the last day of the calendar month in which such election is made, under the following circumstances:

(a) Where, in the reasonable judgment of Landlord, the damage cannot be substantially repaired and restored under applicable laws and governmental regulations within one (1) year after the date of the casualty;

(b) Where, in the reasonable judgment of Landlord, adequate proceeds are not, for any reason, made available to Landlord from Landlord’s insurance policies to make the required repairs;

(c) Where the Project is damaged or destroyed to the extent that the cost to repair and restore the Project exceeds twenty-five percent (25%) of the full replacement cost of the Project, whether or not the Premises are damaged or destroyed; or

(d) Where the damage occurs within the last twelve (12) months of the term of the Lease.

If any of the circumstances described in this Paragraph 13.2 arise, Landlord must notify Tenant in writing of that fact within ninety (90) days of the date of the casualty and in such notice Landlord must also advise Tenant whether Landlord has elected to terminate the Lease.

Please Initial

Tenant (        )

Landlord (        )

13.3 Tenant’s Right to Terminate. Tenant shall have the right to terminate this Lease if all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Project from fire or other casualty, provided that such casualty is not the result of the willful misconduct or negligence of Tenant or Tenant’s Representatives, but only under the following circumstances:

(a) Tenant may elect to terminate this Lease if Landlord had the right under Paragraph 13.2 to terminate this Lease but did not elect to so terminate and Landlord failed to commence the required repair within ninety (90) days after the date it received proceeds to commence such repair. In such event, Tenant may terminate this Lease as of the date of the casualty by notice to Landlord given before the earlier of the date on which Landlord commences such repair or ten (10) days after the expiration of such ninety (90)-day period; or

(b) Tenant may elect to terminate this Lease in the circumstance described in Subparagraph 13.2(a). In such event, Tenant may terminate this Lease as of the date of the casualty by notice to Landlord given within thirty (30) days after Landlord’s notice to Tenant pursuant to Paragraph 13.2.

13.4 Exclusive Rights. Landlord and Tenant each hereby agree that, notwithstanding any law to the contrary that may now or hereafter exist, neither party shall have any right to terminate this Lease in the event of any damage or destruction under any circumstances other than as provided in Paragraphs 13.2 and 13.3.

14. CONDEMNATION

If all or a material portion of the Premises shall be taken or appropriated for public or quasi-public use by right of eminent domain with or without litigation or transferred by agreement in connection with such public or quasi-public use, either party hereto shall have the right at its option, exercisable within thirty (30) days of receipt of notice of such taking, to terminate this Lease as of the date possession is taken by the condemning authority, provided, however, that before Tenant may terminate this Lease by reason of taking or appropriation as provided hereinabove, such taking or appropriation shall be of such an extent and nature as to substantially handicap, impede or impair Tenant’s use of the Premises. If any part of the Building other than the Premises shall be so taken or appropriated, Landlord shall have the right at its option to terminate this Lease. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and fixtures belonging to Tenant and/or for Tenant’s unamortized cost of leasehold improvements, so long as such award to Tenant does not decrease the value of the award that would otherwise be made to Landlord in such taking or condemnation. In the event of a partial taking which does not result in a termination of this Lease, rent shall be abated in the proportion which the part of Premises so made unusable bears to the rented area of the Premises immediately prior to the taking, and Landlord, at Landlord’s cost, shall restore the Premises remaining to an architectural whole with the Base Rent reduced in proportion to what the area taken bears to the Premises prior to the taking. No temporary

Please Initial

Tenant (        )

Landlord (        )

taking of the Premises and/or of Tenant’s rights therein or under this Lease shall give Tenant the right to terminate this Lease or to any abatement of Rent thereunder. Any award made to Tenant by reason of any such temporary taking where Landlord does not terminate this Lease shall belong entirely to Tenant so long as said award does not diminish Landlord’s award.

15. ASSIGNMENT AND SUBLETTING

15.1 Landlord’s Consent Required. Except as provided in Paragraph 15.10, Tenant shall not assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein (each a “Transfer”), and shall not sublet the Premises or any part thereof, without the prior written consent of Landlord and any attempt to do so without such consent being first had and obtained shall be wholly void and shall constitute a breach of this Lease.

15.2 Reasonable Consent.

(a) If Tenant complies with the following conditions, Landlord shall not unreasonably withhold its consent to the subletting of the Premises or any portion thereof or the assignment of this Lease. Tenant shall submit in writing to Landlord (i) the name and legal composition of the proposed subtenant or assignee; (ii) the nature of the business proposed to be carried on in the Premises; (iii) the terms and provisions of the proposed sublease; (iv) such reasonable financial information as Landlord may request concerning the proposed subtenant or assignee; and (v) the form of the proposed sublease or assignment. Within ten (10) business days after Landlord receives all such information it shall notify Tenant whether it approves such assignment or subletting or if it elects to proceed under Paragraph 15.8 below.

(b) The parties hereto agree and acknowledge that, among other circumstances for which Landlord could reasonably withhold its consent to a sublease or assignment, it shall be reasonable for Landlord to withhold its consent where (i) the assignee or subtenant (a “Transferee”) does not itself occupy the entire portion of the Premises assigned or sublet, (ii) Landlord reasonably disapproves of the Transferee’s reputation or the character of the business to be conducted by the Transferee at the Premises, (iii) the Transferee’s business entails the operation of a call center, or (iv) the assignment or subletting would materially increase the burden on the Building services or the number of people occupying the Premises.

15.3 Excess Consideration. If Landlord consents to the assignment or sublease, Landlord shall be entitled to receive as additional Rent hereunder fifty percent (50%) of any consideration paid by the Transferee for the assignment or sublease and, in the case of a sublease, fifty percent (50%) of the excess of the rent and other consideration payable by the subtenant over the amount of Base Rent and Operating Cost Payments payable hereunder applicable to the subleased space.

15.4 No Release of Tenant. No consent by Landlord to any assignment or subletting by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment or subletting, and the Transferee shall be jointly and severally liable with Tenant for the payment of Rent (or that portion applicable to the subleased space in the case of a sublease) and for the performance of all other terms and provisions of the Lease. The consent by

Please Initial

Tenant (        )

Landlord (        )

Landlord to any assignment or subletting shall not relieve Tenant and any such Transferee from the obligation to obtain Landlord’s express written consent to any subsequent assignment or subletting. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment, subletting or other transfer. Consent to one assignment, subletting or other transfer shall not be deemed to constitute consent to any subsequent assignment, subletting or other transfer.

15.5 Attorneys’ Fees. Tenant shall pay Landlord’s reasonable attorneys’ fees incurred in connection with reviewing any proposed assignment or sublease (not to exceed $3,000.00).

15.6 Transfer of Ownership Interest. Intentionally Deleted

15.7 Effectiveness of Transfer. No permitted assignment by Tenant shall be effective until Landlord has received a counterpart of the assignment and an instrument in which the assignee assumes all of Tenant’s obligations under this Lease arising on or after the date of assignment. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases.

15.8 Landlord’s Right to Space. Notwithstanding any of the above provisions of this Paragraph 15 to the contrary, if Tenant notifies Landlord that it desires to assign this Lease or sublet all or any part of the Premises, Landlord, in lieu of consenting to such assignment or sublease, may elect to terminate this Lease (in the case of an assignment or a sublease of the entire Premises), or to terminate this Lease as it relates to the space proposed to be subleased by Tenant (in the case of a sublease of less than the entire Premises). In such event, this Lease (or portion thereof) will terminate on the date the assignment or sublease was to be effective, and Landlord may lease such space to any party, including the prospective Transferee identified by Tenant.

15.9 No Net Profits Leases. Intentionally Deleted

15.10 Permitted Assignment or Sublease. Notwithstanding any provision to the contrary in Paragraph 15, Tenant, so long as Tenant notifies Landlord in writing at least thirty (30) days prior to any such sublease or assignment and so long as Tenant provides Landlord with a fully executed copy of any such sublease or assignment, shall not be required to obtain Landlord’s consent to an assignment of the Lease or sublease of the Premises to an entity which controls, is controlled by or is under common control with Tenant or which succeeds to substantially all of Tenant’s assets and business by merger, reorganization or purchase. All other such subparagraphs of Paragraph 15 shall apply to this Paragraph 15.10 and shall remain in effect.

Please Initial

Tenant (        )

Landlord (        )

16. SUBORDINATION

16.1 Subordination. Tenant agrees that upon execution and delivery of a Subordination and Non-Disturbance Agreement in a form reasonably acceptable to Tenant and executed by any mortgagee or holder of a first deed of trust or ground lessor of the Complex this Lease, at Landlord’s option, shall be subject and subordinate to all ground or underlying leases which may hereafter be executed affecting all or any part of the Project, and to the lien of any first mortgages or first deeds of trust (each a “First Mortgage”) in any amount or amounts whatsoever now or hereafter placed on or against the Land or Building, Landlord’s interest or estate therein, or any ground or underlying lease, without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. Notwithstanding the foregoing, if any mortgagee or trustee of a First Mortgage or ground lessor shall elect to have this Lease prior to the lien of its First Mortgage or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such First Mortgage or ground lease, whether this Lease is dated prior to or subsequent to the date of said First Mortgage or ground lease or the date of the recording thereof.

16.2 Junior Liens. Tenant hereby agrees that this Lease shall be superior to the lien of any present or future mortgages or deeds of trust that are junior to any First Mortgage.

16.3 Subordination Agreements. Not more than once in any twelve (12) month period during the Lease term, if this Lease is subordinate to a First Mortgage or a ground lease, Tenant will execute and deliver to Landlord within ten (10) days of written demand from Landlord and without charge therefor, such further commercially reasonable instruments evidencing the subordination of this Lease to any First Mortgage or ground lease, or the subordination of any First Mortgage or ground lease to such Lease, pursuant to Paragraph 16.1, as the case may be, as may be required by Landlord.

16.4 Attornment. If this Project is transferred to any purchaser pursuant to or in lieu of proceedings to enforce any mortgage, deed of trust or ground lease (collectively, “Encumbrance”), and this Lease is either prior to such Encumbrance or the mortgagee or trustee of a First Mortgage or ground lessor of the Project elects to have this Lease survive such transfer, Tenant shall attorn to such purchaser and recognize such purchaser as the landlord under this Lease, and this Lease shall continue as a direct lease between such purchaser and Tenant.

17. QUIET ENJOYMENT

Landlord covenants and agrees with Tenant that upon Tenant paying the Rent and performing its other covenants and conditions under this Lease, Tenant shall have the quiet possession of the Premises for the term of this Lease as against any persons or entities lawfully claiming by, through or under Landlord, subject, however, to the terms of this Lease and of any Encumbrance.

18. DEFAULT; REMEDIES

18.1 Default. The occurrence of any of the following shall constitute an “Event of Default” by Tenant:

Please Initial

Tenant (        )

Landlord (        )

(a) Tenant fails to pay Rent when due and such failure continues for five (5) days after Landlord’s written notice that the same is due;

(b) Tenant fails to deliver any subordination agreement requested by Landlord within the period described in Paragraph 16 and such failure continues for five (5) days after Landlord’s second written notice that the same is due;

(c) Tenant fails to deliver any estoppel certificate requested by Landlord within the period described in Paragraph 22 and such failure continues for five (5) days after Landlord’s second written notice that the same is due;

(d) Tenant Transfers or attempts to Transfer this Lease without complying with the provisions of Paragraph 15;

(e) Tenant fails to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for twenty (20) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within said twenty (20) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion;

(f) Tenant abandons the Premises and fails to pay Rent; or

(g) The making by Tenant of any general assignment or general arrangement for the benefit of creditors; the filing by or against Tenant of a petition seeking relief under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days.

18.2 Remedies. Upon the occurrence of an Event of Default, Landlord may, at any time thereafter exercise the following remedies, which shall be in addition to any other rights or remedies now or hereafter available to Landlord at law or in equity:

(a) Maintain this Lease in full force and effect and recover Rent as it becomes due, without terminating Tenant’s right to possession irrespective of whether Tenant shall have abandoned the Premises. In the event Landlord elects not to terminate the Lease, Landlord shall have the right to attempt to relet the Premises at such rent and upon such conditions and for such a term, and to do all acts necessary to maintain or preserve the Premises as Landlord deems reasonable and necessary without being deemed to have elected to terminate the Lease, including removal of all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. In the event any such reletting occurs, rents received by Landlord from such subletting shall be applied (i) first, to the payment of the costs of maintaining, preserving, altering and preparing the Premises for subletting and other costs of subletting, including but not limited to

Please Initial

Tenant (        )

Landlord (        )

brokers’ commissions, attorneys’ fees and expenses of removal of Tenant’s personal property, trade fixtures, alterations and leasehold improvements; (ii) second, to the payment of Rent then due and payable; (iii) third, to the payment of future Rent as the same may become due and payable hereunder; and (iv) fourth, the balance, if any, shall be paid to Tenant upon (but not before) expiration of the term of this Lease. If the rents received by Landlord from such subletting, after application as provided above, are insufficient in any month to pay the Rent due and payable hereunder for such month, Tenant shall pay such deficiency to Landlord monthly upon demand. Notwithstanding any such subletting for Tenant’s account without termination, Landlord may at any time thereafter, by written notice to Tenant, elect to terminate this Lease by virtue of a previous Event of Default.

(b) Terminate Tenant’s right to possession of the Premises at any time by written notice to Tenant, in which case Tenant shall immediately surrender possession of the Premises to Landlord. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including, but not limited to, its re-entry into the Premises, its efforts to relet the Premises, its reletting of the Premises for Tenant’s account, its storage of Tenant’s personal property and trade fixtures, its acceptance of keys to the Premises from Tenant or its exercise of any other rights and remedies under this Paragraph 18.2, shall constitute an acceptance of Tenant’s surrender of the Premises or constitute a termination of this Lease or of Tenant’s right to possession of the Premises. If Landlord terminates Tenant’s right to possession in writing, Landlord shall be entitled to recover from Tenant all damages as provided in California Civil Code Section 1951.2 or any other applicable existing or future law, ordinance or regulation providing for recovery of damages for such breach, including but not limited to the following:

(1) The reasonable cost of recovering the Premises; plus

(2) The reasonable cost of removing Tenant’s alterations, trade fixtures and Above-Standard Improvements; plus

(3) All unpaid Rent due or earned hereunder prior to the date of termination, less the proceeds of any reletting or any rental received from subtenants prior to the date of termination applied as provided in subparagraph (a) above, together with interest at the Default Rate, on such sums from the date such Rent is due and payable until the date of the award of damages; plus

(4) The amount by which the Rent which would be payable by Tenant hereunder, including Operating Cost Payments as reasonably estimated by Landlord, from the date of termination until the date of the award of damages exceeds the amount of such rental loss Tenant proves could have been reasonably avoided, together with interest at the Default Rate on such sums from the date such Rent is due and payable until the date of the award of damages; plus

(5) The amount by which the Rent which would be payable by Tenant hereunder, including Operating Cost Payments, as reasonably estimated by Landlord, for the remainder of the then term, after the date of the award of damages exceeds the amount of such rental loss as Tenant proves could have been reasonably avoided, discounted at the discount rate published by the Federal Reserve Bank of San Francisco for member banks at the time of the award plus one percent (1%); plus

Please Initial

Tenant (        )

Landlord (        )

(6) Such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

(c) During the continuance of an Event of Default, Landlord may enter the Premises without terminating this Lease and remove all Tenant’s personal property, and trade fixtures from the Premises. If Landlord removes such property from the Premises and stores it at Tenant’s risk and expense, and if Tenant fails to pay the cost of such removal and storage after written demand therefor and/or to pay any Rent then due, after the property has been stored for a period of thirty (30) days or more Landlord may sell such property at public or private sale, in the manner and at such times and places as Landlord in its sole discretion deems commercially reasonable following reasonable notice to Tenant of the time and place of such sale. The proceeds of any such sale shall be applied first to the payment of the expenses for removal and storage of the property, preparation for and conducting such sale, and attorneys’ fees and other legal expenses incurred by Landlord in connection therewith, and the balance shall be applied as provided in subparagraph (a) above.

Tenant hereby waives all claims for damages that may be caused by Landlord’s reentering and taking possession of the Premises or removing and storing Tenant’s personal property pursuant to this Paragraph, and Tenant shall hold Landlord harmless from and against any loss, cost or damage resulting from any such act. No reentry by Landlord shall constitute or be construed as a forcible entry by Landlord.

(d) Landlord may cure the Event of Default at Tenant’s expense. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Default Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant.

18.3 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges. Accordingly, if any installment of Base Rent or Operating Costs Payments is not received by Landlord or Landlord’s designee within five (5) days of the date such amount shall be due, or if any installment of other Rent is not received by Landlord or Landlord’s designee on or before the date such amount shall be due, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

18.4 Interest. In addition to the late charges referred to above which are intended to defray Landlord’s costs resulting from late payments, any late payment of Rent shall, at Landlord’s option, bear interest from the due date of any such payment to the date the same is paid at the Default Rate, provided, however, that if Landlord imposes a late charge on any overdue payment, such overdue payment shall not begin to bear interest under this Paragraph 18.4 until thirty (30) days after the due date thereof.

Please Initial

Tenant (        )

Landlord (        )

18.5 Default by Landlord.

(a) Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to any mortgagee, trustee or ground lessor of the Project (each a “Holder”) provided that the name and address has been furnished to Tenant in accordance with Paragraph 25.14, specifying that Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion (“Landlord Default”).

(b) In the event of a Landlord Default, Tenant, at its option, without further notice or demand, shall have the right to any one or more of the following remedies in addition to all other rights and remedies provided at law or in equity or elsewhere herein:

(1) to pursue the remedy of specific performance; and

(2) to seek money damages for loss arising from Landlord’s failure to discharge its obligations under the Lease.

(c) Nothing in Paragraph 18.5(b) shall relieve Landlord from its obligations hereunder, nor shall Paragraph 18.5(b) be construed to obligate Tenant to perform Landlord’s repair obligations. Notwithstanding the foregoing, in the event of an emergency, Tenant may give Landlord such shorter notice as is practicable under the circumstances, and if Landlord fails to make such repairs immediately, Tenant may immediately undertake such repairs and Landlord shall reimburse Tenant for its actual costs within thirty (30) days from receipt of invoices for any such repair.

19. PARKING

Tenant and Tenant’s employees, invitees and customers shall have the right to use the parking areas of the Building at a ratio of three (3) spaces per 1,000 square feet of the Premises and subject to such regulations and charges as Landlord shall reasonably adopt from time to time, and subject to the right of Landlord to restrict the use by Tenant and Tenant’s Representatives when in the reasonable judgment of Landlord such use is excessive for the parking area in relationship to the reasonable use required by other Tenants. If Landlord becomes obligated under applicable laws or regulations or any other directive of any governmental or quasi-governmental authority to pay or assess fees or charges for parking in the Building’s parking area, Tenant shall pay such amounts to Landlord as additional Rent.

20. RELOCATION OF PREMISES Intentionally Deleted

Please Initial

Tenant (        )

Landlord (        )

21. MORTGAGEE PROTECTION.

Tenant agrees to give any Holder, by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of written notice delivered to Tenant in accordance with Paragraph 25.14) of the address of such Holder. If Landlord shall have failed to cure such default within the time period set forth in Paragraph 18.5 the Holder shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be reasonably necessary to cure such default (including the time necessary to foreclose or otherwise terminate its Encumbrance, if necessary to effect such cure), and this Lease shall not be terminated so long as such remedies are being diligently pursued.

22. ESTOPPEL CERTIFICATES.

(a) Upon ten (10) days’ written notice from Landlord, Tenant shall execute and deliver to Landlord, in form provided by or satisfactory to Landlord, a commercially reasonable certificate stating that this Lease is in full force and effect, describing any amendments or modifications hereto, acknowledging that this Lease is subordinate or prior, as the case may be, to any Encumbrance and stating any other information Landlord may reasonably request, including the term of this Lease, the monthly Base Rent, the estimated Operating Cost Payments, the date to which Rent has been paid, the amount of any security deposit or prepaid Rent, whether either party hereto is in default under the terms of the Lease, whether Landlord has completed its construction obligations hereunder and any other information reasonably requested by Landlord. Any person or entity purchasing, acquiring an interest in or extending financing with respect to the Project shall be entitled to rely upon any such certificate.

(b) If Landlord desires to finance or refinance the Building, or any part thereof, Tenant hereby agrees to deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender unless Tenant’s financial statements are publically available. Such statements shall include the past three years’ financial statements of Tenant. All such financial statements shall be received by Landlord and its agents and lenders in confidence and shall be used only for the purposes herein set forth. Notwithstanding anything to the contrary in this Lease, upon ten (10) days’ written notice from Tenant, Landlord shall provide to Tenant a commercially reasonable certificate containing reasonably requested factual statements executed by Landlord in favor of Tenant or any party extending credit to Tenant.

23. SURRENDER, HOLDING OVER

23.1 Surrender. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in its condition on the Commencement Date, except for reasonable wear and tear and damage from casualty or condemnation; provided, however, that prior to the expiration or termination of this Lease Tenant shall remove from the Premises all Tenant’s personal property, trade fixtures, alterations and other Above-Standard Improvements that Tenant has the right or is required by Landlord to remove under the provisions of this Lease. To the extent installed by Tenant, Tenant shall also be responsible for removal of all telephone cables and wires, CRT, data and telephone equipment, and any other form of cabling in the Premises. If any of such removal is not

Please Initial

Tenant (        )

Landlord (        )

completed at the expiration or termination of this Lease, Landlord may remove the same at Tenant’s expense. Any damage to the Premises or the Building caused by such removal shall be repaired promptly by Tenant or, if Tenant fails to do so, Landlord may do so at Tenant’s expense, in which event Tenant shall immediately reimburse Landlord for such expenses together with interest at the Default rate until so paid. Tenant’s obligations under this Paragraph 23.1 shall survive the expiration or termination of this Lease. Upon expiration or termination of this Lease or of Tenant’s possession, Tenant shall surrender all keys to the Premises or any other part of the Building and shall make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises.

23.2 Holding Over. If Tenant remains in possession of the Premises after the expiration or termination of this Lease, Tenant’s continued possession shall be on the basis of a tenancy at the sufferance of Landlord, and Tenant shall continue to comply with or perform all the terms and obligations of the Tenant under this Lease, except that the Base Rent during Tenant’s holding over shall be one hundred fifty percent (150%) of the monthly Base Rent payable in the last month prior to the termination or expiration hereof. Tenant shall indemnify and hold Landlord harmless from and against all claims, liability, damages, costs or expenses, including reasonable attorneys fees and costs of defending the same, incurred by Landlord and arising directly from Tenant’s failure to timely surrender the Premises, including Landlord’s damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises by reason of such failure to timely surrender the Premises; but in no event shall Tenant be liable for indirect or consequential damages.

24. HAZARDOUS MATERIALS

Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of Hazardous Materials (as defined below) in violation of any Legal Requirements. Tenant shall not allow the storage or use of such substances or materials in violation of any Legal Requirement the storage and use of such substances or materials, nor allow to be brought into the Project any such materials or substances except to use in the ordinary course of Tenant’s business, and then only after written notice is given to Landlord of the identity of such substances or materials. “Hazardous Materials” means any substances, materials or wastes currently or in the future deemed defined in any Legal Requirement as “hazardous substance”, “toxic substances”, “contaminants”, “pollutants” or words of similar import. For the avoidance of doubt, Hazardous Materials shall include those described in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever notify Tenant that such lender or governmental agency requires testing to ascertain whether or not there has been any release of Hazardous Materials on account of Tenant’s use or occupancy of the Premises, then Tenant shall promptly notify Landlord of the same, and the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises. Landlord shall have the right, but not the obligation, to enter the Premises at any reasonable time to perform any required testing, to confirm Tenant’s compliance with the provisions of this Paragraph, and to perform Tenant’s obligations under this Paragraph if Tenant has failed to do so. In addition, Tenant shall execute affidavits, representations and the like from time to time (but not more often than once every twelve (12) months) at Landlord’s request concerning Tenant’s actual knowledge regarding the presence of Hazardous Materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in

Please Initial

Tenant (        )

Landlord (        )

this Lease from any release of Hazardous Materials on the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the lease term. Notwithstanding the foregoing, Tenant shall be permitted to use Hazardous Materials customarily used in the ordinary course of office work.

24.1 Landlord’s Warranty/Hazardous Materials. Landlord represents and warrants to Tenant that Landlord has no knowledge and has received no notice of any Hazardous Materials; neither the Premises, the Common Areas, the Building or the Complex is contaminated with or contains any Hazardous Materials or materials as of the Commencement Date. Landlord shall indemnify, defend, protect and hold Tenant harmless from and against any and all claims, losses, proceedings, damages, causes of action, liability, costs of expenses (including reasonable attorney’s fees) arising as a result of any Hazardous Materials which exist within the Complex, Common Areas, Building or Premises before or after the Commencement Date which are not brought onto the Premises, Building or Complex by Tenant.

25. MISCELLANEOUS

25.1 Attornment. Upon any transfer by Landlord of Landlord’s interest in the Premises or the Building (other than a transfer for security purposes only), Tenant agrees to attorn to any transferee or assignee of Landlord, provided that such transferee assumes in writing the obligations of Landlord under this Lease.

25.2 Captions; Attachments; Defined Terms

(a) The captions of the paragraphs of this Lease are for convenience only and shall not be deemed to be relevant in resolving any question of interpretation or construction of any paragraph of this Lease. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party. When required by the contents of this Lease, the singular includes the plural. Wherever the term “including” is used in this Lease, it shall be interpreted as meaning “including, but not limited to,” the matter or matters thereafter enumerated.

(b) Exhibits attached hereto, and addenda and schedules initialed by the parties, are deemed to constitute part of this Lease and are incorporated herein.

(c) The words “Landlord” and “Tenant” as used herein, shall include the plural as well as the singular. Words used in neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter. The obligations of this Lease as to a Tenant which consists of husband and wife shall extend individually to their sole and separate property as well as community property.

25.3 Entire Agreement. This Lease along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises, and this Lease and the exhibits and attachments may be altered, amended or revoked only by instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this Lease.

Please Initial

Tenant (        )

Landlord (        )

25.4 Severability. If any term or provision of this Lease shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law.

25.5 Costs of Suit

(a) If Tenant or Landlord brings any action for the enforcement or interpretation of this Lease, including any suit by Landlord for the recovery of Rent or possession of the Premises, the losing party shall pay to the prevailing party a reasonable sum for attorneys’ fees. The “prevailing party” will be determined by the court before whom the action was brought based upon an assessment of which party’s major arguments or positions taken in the suit or proceeding could fairly be said to have prevailed over the other party’s major arguments or positions on major disputed issues in the court’s decision.

(b) Should Landlord, without fault on Landlord’s part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to save and hold Landlord harmless from any judgment rendered against Landlord or the Premises or any part thereof, and all costs and expenses, including reasonable attorneys’ fees, incurred by Landlord in or in connection with such litigation.

25.6 Time; Joint and Several Liability. Time is of the essence of this Lease and each and every provision hereof, except as to the conditions relating to the delivery of possession of the Premises to Tenant. All the terms, covenants and conditions contained in this Lease to be performed by either party, if such party shall consist of more than one person or organization, shall be deemed to be joint and several, and all rights and remedies of the parties shall be cumulative and nonexclusive of any other remedy at law or in equity.

25.7 Binding Effect; Choice of Law. The parties hereto agree that all provisions hereof are to be construed as both covenants and conditions as though the words imparting such covenants and conditions were used in each separate paragraph hereof. Subject to any provisions hereof restricting assignment or subletting by Tenant, all of the provisions hereof shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California.

25.8 Waiver. No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver or breach of any covenant, term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant,

Please Initial

Tenant (        )

Landlord (        )

term or condition. Acceptance by Landlord of any performance by Tenant after the time the same shall have become due shall not constitute a waiver by Landlord of the breach or default of any covenant, term or condition unless otherwise expressly agreed to by Landlord in writing.

25.9 Force Majeure. In the event Landlord or Tenant is delayed, interrupted or prevented from performing any of its obligations under this Lease (except the obligation to pay money to the other party hereto), including Landlord’s obligations under the Work Letter, and such delay, interruption or prevention is due to fire, act of God, governmental act, strike, labor dispute, unavailability of materials or any other cause outside the reasonable control of Landlord or Tenant, as applicable (each a “Force Majeure Event”), then the time for performance of the affected obligations of Landlord or Tenant, as applicable, shall be extended for a period equivalent to the period of such delay, interruption or prevention. With respect to obligations of Landlord or Tenant required to be performed prior to the Commencement Date, each day of delay under this Paragraph 25.9 shall result in one (1) Scheduled Commencement Adjustment Day.

25.10 Landlord’s Liability. The term “Landlord”, as used in this Lease, shall mean only the owner or owners of the Project at the time in question. Notwithstanding any other term or provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord’s interest in the Project as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord’s stockholders, directors, officers or partners on account of any of Landlord’s obligations or actions under this Lease. In addition, in the event of any conveyance of title to the Building or the Project, then from and after the date of such conveyance, Landlord shall be relieved of all liability with respect to Landlord’s obligations to be performed under this Lease after the date of such conveyance. Upon any conveyance of title to the Building or the Project, the grantee or transferee, by accepting such conveyance, shall be deemed to have assumed Landlord’s obligations to be performed under this Lease from and after the date of transfer, subject to the limitations on liability set forth above in this Paragraph 25.10. In no event will Landlord or Tenant be liable under this Lease for consequential or indirect damages or loss of profits.

25.11 Consents and Approvals. Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, Landlord may exercise its good faith business judgment in granting or withholding such consent or approval or in making such judgment or determination without reference to any extrinsic standard of reasonableness, unless the provision providing for such consent, approval, judgment or determination specifies that Landlord’s consent or approval is not to be unreasonably withheld, or that such judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent.

The review and/or approval by Landlord of any item to be reviewed or approved by Landlord under the terms of this Lease or any Exhibits hereto shall not impose upon Landlord any liability for accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord’s interest in the Project under this Lease, and no third parties, including Tenant or Tenant’s Representatives or any person or entity claiming by, through or under Tenant, shall have any rights hereunder.

Please Initial

Tenant (        )

Landlord (        )

25.12 Signs. Tenant shall not place or permit to be placed in or upon the Premises where visible from outside the Premises or any part of the Building, any signs, notices, drapes, shutters, blinds or displays of any type without the prior consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Landlord shall include Tenant in the Building directories located in the Building. In addition Tenant shall have signage rights equivalent to similarly situated tenants of the Building on the Building monument sign and the entry doors of the Premises. Landlord reserves the right in Landlord’s sole discretion to place and locate on the roof, exterior of the Building, and in any area of the Building not leased to Tenant such signs, notices, displays and similar items as Landlord deems appropriate in the proper operation of the Building and consistent with the operation of a Class A office building.

25.13 Rules and Regulations. Tenant and Tenant’s Representatives shall observe and comply fully and faithfully with all reasonable and nondiscriminatory rules and regulations adopted by Landlord for the care, protection, cleanliness and operation of the Building and its tenants including those annexed to this Lease as Exhibit D and any reasonable and nondiscriminatory modification or addition thereto adopted by Landlord, provided Landlord shall give written notice thereof to Tenant. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of said rules and regulations. In the event of any conflict between the rules and regulations (whether annexed hereto as Exhibit D or later adopted) and this Lease, this Lease shall prevail.

25.14 Notices. All notices or demands of any kind required or desired to be given by Landlord or Tenant hereunder shall be in writing and shall be personally delivered, sent in the United States mail, certified or registered, postage prepaid, or sent by private messenger, addressed to the Landlord or Tenant respectively at the addresses set forth below:

Landlord:	Tenant:
Alexander Properties Company	five9, Inc.
One Annabel Lane, Suite 201	4000 Executive Parkway, Suite 400
San Ramon, CA 94583	San Ramon, CA 94583

or such other address as shall be established by notice to the other pursuant to this paragraph. Notices personally delivered or delivered by private messenger shall be deemed delivered when received at the address for such party designated pursuant to this paragraph. Notices sent by mail shall be deemed delivered on the earlier of the third business day following deposit thereof with the United States Postal Service or the delivery date shown on the return receipt prepared in connection therewith. Notwithstanding the foregoing, Landlord shall have the right, upon notice to Tenant thereof, to eliminate personal delivery as an effective means of notice hereunder.

25.15 Authority. Tenant represents and warrants that (i) it is a duly organized corporation and validly existing entity, (ii) the persons signing on behalf of such corporation are duly authorized to execute and deliver this Lease on behalf of Tenant and (iii) this Lease is binding upon Tenant in accordance with its terms. Landlord

Please Initial

Tenant (        )

Landlord (        )

represents and warrants that (i) it is a duly organized partnership and validly existing entity, (ii) the persons signing on behalf of such partnership are duly authorized to execute and deliver this Lease on behalf of Landlord and (iii) this Lease is binding upon Landlord in accordance with its terms. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of the board of directors of said corporation authorizing or ratifying the execution of this Lease.

25.16 Lease Guaranty. Intentionally Deleted

25.17 Brokers. Tenant and Landlord warrant and represent to each other that in the negotiating or making of this Lease neither the representing party nor anyone acting on its behalf has dealt with any real estate broker or finder who might be entitled to a fee or commission for this Lease other than Colliers International, whose commission is to be paid by Landlord pursuant to a separate agreement. Tenant and Landlord agree to indemnify and hold each other harmless from any claim or claims, including costs, expenses and attorney’s fees incurred by indemnified party asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by the indemnifying party or its agents, employees or representatives.

25.18 Reserved Rights. Landlord retains and shall have the rights set forth below, exercisable without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent, to reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, layout and nature of the common areas and facilities and other tenancies and premises in the Project and to create additional rentable areas through use or enclosure of common areas. Notwithstanding the foregoing, in the exercise of the aforesaid reserved rights, Landlord (i) shall not at anytime unreasonably interfere with Tenant’s use, occupancy or access to the Premises or parking rights granted hereunder; (ii) shall not materially reduce Tenant’s rights under this Lease; (iii) shall not reduce the level of any service provided by Landlord hereunder; (iv) shall provide Tenant reasonable advance written notice thereof; and (v) shall not increase Tenant’s obligations hereunder (including any obligation to pay rent).

25.19 Tenant’s Taxes. Tenant shall pay before delinquency (whether levied on Landlord or Tenant), any and all taxes assessed upon or measured by (i) Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, (ii) any improvements or alterations made to the Premises prior to or during the term of this Lease paid for by Tenant (“Above-Standard Improvements”), or (iii) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. For the purpose of determining said amounts, figures supplied by the County Assessor as to the amount so assessed shall be conclusive. Tenant shall comply with the provisions of any law, ordinance or rule of the taxing authorities which require Tenant to file a report of Tenant’s property located in the Premises.

Please Initial

Tenant (        )

Landlord (        )

25.20 Letter of Credit.

(a) Upon the execution of this Lease, Tenant shall deliver to Landlord a standby, at sight, clean, irrevocable, non-documentary and unconditional Letter of Credit issued by and drawable upon a money-center bank (a bank which accepts deposits, maintains accounts, has a local San Francisco Bay Area office and which will negotiate a letter of credit) (hereinafter referred to as the “Issuing Bank”), and has combined capital, surplus and undivided profits of not less than FIVE HUNDRED MILLION AND NO/100 DOLLARS ($500,000,000.00), which Letter of Credit (i) shall name Landlord as beneficiary, (ii) be in the amount of SEVEN HUNDRED THOUSAND AND 00/100 DOLLARS ($700,000.00), (iii) have a term of not less than three (3) years, (iv) permit multiple drawings, (v) be fully transferable by Landlord without the payment of any fees or charges, (vi) require that any draw on the Letter of Credit be made only upon receipt by the issuing Bank of a written letter from landlord certifying that an Event of Default has occurred and is then continuing, and (vii) provide that it is governed by the uniform Customs and Practice for Documentary Credits (1993 revisions), and otherwise be in form and content reasonably satisfactory to Landlord. The Letter of Credit shall have a term expiration date or be renewed annually for a period of three (3) years from the Commencement Date. If upon any transfer, any fees or charges shall be so imposed, then such fees or charges shall be payable solely by Tenant and the Letter of Credit shall so specify. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one (1) year each thereafter, unless the Issuing Bank sends notice (the “Non-Renewal Notice”) to Landlord by certified mail, return receipt requested, not less than forty-five (45) days next preceding the then expiration date of the Letter of Credit that it elects not to have such Letter of Credit renewed. Landlord shall have the right, after its receipt of the Non-Renewal Notice and until the expiration of the Letter of Credit to draw the full amount of the Letter of Credit, by sight draft on the Issuing Bank, and shall hold the proceeds of the Letter of Credit pursuant to the terms of this Paragraph 25.20 as cash security deposit.

(b) If an Event of Default in respect of any of the terms, covenants or conditions of this Lease, including the payment of rent, Landlord may apply or retain the whole or any part of the cash security so deposited or may notify the Issuing Bank and thereupon receive all or a portion of the monies represented by the Letter of Credit and hold such proceeds pursuant to the terms of this Paragraph 25.20 as a cash security deposit. The Landlord may use or apply, or retain the whole or any part of such proceeds, as the case may be, to the extent required for the payment of any Monthly Base Rent or any other sums due as a result of the Event of Default including (a) any sum which Landlord may expend or may be required to expend by reason of Tenant’s Event of Default in respect of any of the terms, covenants or conditions of this Lease, and/or (b) and damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other reentry by Landlord. Drawing upon the Letter of Credit shall be conditioned upon the presentation to the Issuing Bank of a certified statement executed by an authorized member, officer or general partner of Landlord that an Event of Default has occurred and is continuing under the Lease and Landlord is exercising its right to draw upon the Letter of Credit. If it is necessary for Landlord to apply or retain any part of the Letter of Credit, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full SEVEN HUNDRED THOUSAND AND 00/100 DOLLARS ($700,000.00) on hand at all times until (but not including) the thirty-seventh (37th) full calendar month of the term of this Lease. If Tenant shall fully and faithfully comply with all of the material terms, covenants and conditions of this Lease, the Letter of Credit, shall be returned to Tenant on the first (1st) day of the thirty-seventh (37th) full calendar month of the Lease. In the event of a sale of the real property or the Building or a master leasing of the Building, Landlord shall have the right to

Please Initial

Tenant (        )

Landlord (        )

transfer the Letter of Credit, and within five (5) business days after notice of such sale or leasing, Tenant, at its sole cost, shall arrange for the transfer of the Letter of Credit to the new landlord, as designated by Landlord in the foregoing notice or have the Letter of Credit reissued in the name of the new landlord and Landlord shall thereupon be released by Tenant from all liability for the return of such security, provided that the new landlord assumes thereupon in writing the obligations of Landlord hereunder. Upon such assumption by new landlord, Tenant shall look solely to the new landlord for the return of the Letter of Credit and the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord. Tenant further covenants and agrees that it shall not assign or encumber or attempt to assign or encumber the Letter of Credit designated herein as security and that neither Landlord nor its successors or assignees shall be bound by any such agreement, encumbrances, attempted assignment or attempted encumbrance.

25.21 Right to Terminate. Landlord hereby grants Tenant with a one (1) time right to terminate this Lease (the “Right to Terminate”) effective on the last day of the forty-eighth (48th) full calendar month of the term of this Lease (the “Termination Effective Date”). In the event Tenant elects to exercise this Right to Terminate, Tenant shall notify Landlord in writing no sooner than thirteen (13) months and no later than twelve (12) months prior to the Termination Effective Date. In the event of such notification Tenant shall pay Landlord a Termination Fee equal to $25.00 per rentable square foot of the Premises, with such fee being due and payable in full concurrently with the delivery of Tenant’s notice that it is exercising its Right to Terminate. If said payment is not made within this time frame, Tenant’s notice hereunder shall be deemed void.

25.22 Right of First Refusal. Landlord hereby grants Tenant a right of first refusal to lease (the “Right of First Refusal”) any space in excess of 5,000 rentable square feet that is available as of the date this Lease has been fully executed or becomes available during the term of this Lease, the “Refusal Space”. If and at such time as Landlord has received an expression of interest by a third party in leasing the Refusal Space, Landlord shall notify Tenant in writing of such interest, stating the location, the rentable area, and the basic business terms under which Landlord proposes to lease the Refusal Space”, each a “First Refusal Notice”. Tenant shall have seven (7) days after receipt of a Refusal Notice to deliver to Landlord, in writing, its notice that it is exercising its rights hereunder, the “Exercise Notice” on the terms set forth in the First Refusal Notice. Notwithstanding the foregoing, in the event Tenant delivers an Exercise Notice, and Tenant has at least four (4) years remaining on the term of this Lease, then notwithstanding the terms of the First Refusal Notice, Landlord shall provide Tenant with suite improvements comparable to those delivered to Tenant as of the Commencement Date (e.g. similar carpet, quantities on a pro rata basis of walls, doors, hardware, lighting, electrical outlets and finishes), the rate of Base Rent shall be $26.00 per rentable square foot per annum, there shall be no free rent and the expiration date for the Refusal Space shall be coterminous with the expiration date of this Lease. In the event Tenant delivers an Exercise Notice and there is less than four (4) years remaining on the term of this Lease then all of the terms and conditions in the First Refusal Notice shall be applicable on any Exercise Notice delivered by Tenant.

Please Initial

Tenant (        )

Landlord (        )

If Tenant does not timely deliver an Exercise Notice, then Landlord shall be free to lease the Refusal Space to another party, provided, however, if Landlord fails to lease the Refusal Space within six (6) months of the delivery of the First Refusal Notice to Tenant or the economic terms stated in the First Refusal Notice improve by a value of seven percent (7%) or more in favor of the proposed tenant, then Landlord shall reoffer the Refusal Space to Tenant by sending another First Refusal Notice to Tenant stating the then-current terms.

Please Initial

Tenant (        )

Landlord (        )

Landlord and Tenant have executed this Lease on the date and year set forth at the beginning of this Lease.

Landlord:		Tenant:

Alexander Properties Company,		five9, Inc.
a California limited partnership		a Delaware corporation

By:	/s/ Jim Clancy	By:	/s/ Michael Burkland
Title:	CFO	Title:	CEO

By:	/s/	By:
Title:	Controller	Title:

EXHIBIT A

46,414 RSF Bishop Ranch 8, Building P 4000 Executive Parkway, Suite 400 San Ramon, CA 94583	Please Initial Tenant ( ) Landlord ( )

EXHIBIT B

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF             , 2011

BETWEEN

ALEXANDER PROPERTIES COMPANY, AS LANDLORD,

AND

FIVE9, AS TENANT (“LEASE”)

WORK LETTER

2. Suite Improvements. Landlord shall in a good and workmanlike manner and in compliance with all then-current Legal Requirements construct and install in the Premises the improvements and fixtures described in this Exhibit B and as shown on Exhibit C (the “Suite Improvements”). Improvements consisting of the type and materials (or alternates approved by Landlord), which approval shall not be unreasonably withheld, described on Schedule 1 attached hereto as Exhibit B are referred to herein as “Building Standard Materials”. All Suite Improvements other than (a) “Building Shell” (as described in Schedule 1) or (b) those that utilize materials in addition to, substitution for or modification of the Building Standard Materials are called herein “Above-Standard Suite Improvements”.

2.1. Plans.

(a) On or before December 14, 2011, Tenant will submit to Landlord a plan showing details and specifications sufficient to permit Landlord’s contractor and subcontractors to price and construct the Suite Improvements. Such plans shall hereinafter be referred to as the Construction Drawings.

2.2. Construction. Upon Landlord’s receipt of the Construction Drawings, approved by Tenant, Landlord shall proceed with reasonable diligence to cause the Suite Improvements to be Substantially Completed on or prior to the Scheduled Commencement Date. The Suite Improvements shall be deemed to be “Substantially Completed” when they have been completed in accordance with the Final Construction Drawings except for finishing details, minor omissions, decorations and mechanical adjustments of the type normally found on an architectural “punch list”. (The definition of Substantially Completed shall also define the terms “Substantial Completion” and “Substantially Complete.”) Punch list items shall be corrected by Landlord within thirty (30) days of Tenant’s occupancy.

Please Initial

Tenant (        )

Landlord (        )

2.3. Cost of Suite Improvements. See Paragraph 1 of the Lease entitled PREMISES.

2.4. Landlord’s Profit and Overhead. Intentionally Deleted

2.5. Tenant Delays.

Tenant shall be responsible for, and shall pay to Landlord, any and all costs and expenses incurred by Landlord in connection with any delay in the commencement or completion of any Suite Improvements and any increase in the cost of Suite Improvements (whether or not Above-Standard Suite Improvements) caused by (i) Tenant’s failure to deliver the items described above within the time periods required above, (ii) any changes or modifications in the work requested by Tenant following approval of the Construction Drawings, or (iii) any other delay requested or caused by Tenant (collectively, “Tenant Delays”). Notwithstanding the foregoing, no Tenant Delay shall be deemed to have occurred unless and until Landlord gives written notice to Tenant specifying the action, inaction or occurrence constituting the Tenant Delay and the number of days of such Tenant Delay (“Tenant Delay Notice”). Notwithstanding anything to the contrary, each day of Tenant Delay will result in one (1) Scheduled Commencement Adjustment Day. In the event of a Tenant Delay, Landlord’s obligation to deliver Substantial Completion may, at Landlord’s option, be extended by one (1) day for each day of a Tenant Delay and Rent shall commence on the scheduled Commencement Date or as the case may be Free Rent will be reduced on a day for day basis for each day of Tenant Delay.

3. Commencement of Term. Upon Substantial Completion of the Suite Improvements, Landlord shall deliver possession of the Premises to Tenant. The Commencement Date will be the earlier of Substantial Completion of the Suite Improvements or the date Landlord would have completed the Premises and tendered the Premises to Tenant if Substantial Completion had not been delayed by the number of days specified in any and all Tenant Delay Notices given by Landlord as described in Paragraph 1.5.

4. Access to Premises. Landlord, at its reasonable discretion, shall allow Tenant or Tenant’s Representatives to enter the Premises prior to the Substantial Completion to permit Tenant to make the Premises ready for its use and occupancy; provided, however, that prior to such entry of the Premises, Tenant shall provide evidence reasonably satisfactory to Landlord that Tenant’s insurance, as described in Paragraph 12 of the Lease, shall be in effect as of the time of such entry. Such permission may be revoked at any time upon twenty-four (24) hours written notice, and Tenant or its Representatives shall not unreasonably interfere with Landlord or Landlord’s contractor in completing the Building or the Suite Improvements. Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant’s property placed upon or installed in the Premises prior to the Commencement Date, the same being at Tenant’s sole risk, and Tenant shall be liable for all injury, loss or damage to persons or property arising as a result of such entry of the Premises by Tenant or its Representatives.

Please Initial

Tenant (        )

Landlord (        )

5. Ownership of Suite Improvements. All Suite Improvements, whether or not Above-Standard Suite Improvements, and whether installed by Landlord or Tenant, shall become a part of the Premises, shall be the Property of Landlord and, unless Landlord elects otherwise as provided in the Lease, shall be surrendered by Tenant with the Premises, without any compensation to Tenant, at the expiration or termination of the Lease.

Please Initial

Tenant (        )

Landlord (        )

SCHEDULE 1 TO EXHIBIT B

BUILDING SHELL

*	All core areas, elevator lobbies and restrooms complete.

*	Main HVAC loop in place ready to receive mixing boxes for zoning.

*	Main fire sprinkler risers and grid in place ready for drop down.

*	After receipt of Tenant’s approved Construction Drawings, all perimeter walls sheetrocked and ready for finish.

*	Tenant side of core partitions are to be fire taped.

*	Board over window heads to be finish taped.

*	Column Furring at exterior columns is to be finish taped.

*	Electrical service to closets on floor.

*	Telephone sleeve to closets on floor.

BUILDING STANDARD MATERIALS

Electrical and Lighting

*	Prismatic fixtures with dual switches.

*	Indirect lighting is an alternate and must be approved by Landlord.

HVAC — (Typical installation per Tenant’s Plan)

*	One zone per 800 usable square feet.

*	Individual pneumatic thermostats per 800 usable square feet.

Please Initial

Tenant (        )

Landlord (        )

Fire Sprinklers — (Typical installation per Tenant’s Plan)

*	One 165 degree rate, semi-recessed sprinkler head per 144 usable square feet.

Partitions and Doors

*	5/8-inch drywall on 2-1/2 inch steel studs with smooth finish.

*	Solid core oak doors 36” x 96”.

*	Aluminum door jambs.

*	Schlage “D” locks and latchsets.

Paint

*	Kelly Moore or equal.

Ceiling Assembly

*	USG: Aurora Reveal Tile.

Grid

*	Donn DXL

Carpet, Tile and Base

*	Carpet: 38 oz. Bigelow or carpet tile of equal cost.

*	Armstrong Imperial Modern Excelon Tile or equal.

*	3/8 inch nylon composition pad.

*	4 inch rubber top set base or equal.

Window Covering

*	Mini Blinds.

Please Initial

Tenant (        )

Landlord (        )

EXHIBIT C

SPACE PLAN

TO BE PROVIDED

Please Initial

Tenant (        )

Landlord (        )

EXHIBIT D

RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed, affixed or otherwise displayed by Tenant on or to any part of the outside or inside of the Building or the Premises without the prior written consent of Landlord and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises; provided, however that Tenant may request Landlord to furnish and install a building standard window covering at all exterior windows at Tenant’s cost. Tenant shall not install any radio or television antenna, loud speaker, or other device on or about the roof area or exterior walls of the Building.

2. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by it for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to the common areas by persons with whom Tenant normally deals in the ordinary course of its business unless such persons are engaged in illegal activities. In no event may Tenant go upon the roof of the Building.

3. Landlord will furnish Tenant with 50 keys to the Premises, free of charge. Additional keys shall be obtained only from Landlord and Landlord may make a reasonable charge for such additional keys. No additional locking devices shall be installed in the Premises by Tenant, nor shall any locking devices be changed or altered in any respect without the prior written consent of Landlord. All locks installed in the Premises excluding Tenant’s vaults and safes, or special security areas (which shall be designated by Tenant in a written notice to Landlord), shall be keyed to the Building master key system. Landlord may make reasonable charge for any additional lock or any bolt (including labor) installed on any door of the Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord all keys to doors in the Premises.

4. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be deposited therein and Tenant shall bear the expense of any breakage, stoppage or damage resulting from its violation of this rule.

5. Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings or installation of wallpaper or paint shall be permitted except with the prior written consent of the Landlord and as the Landlord may direct.

Please Initial

Tenant (        )

Landlord (        )

1

6. Tenant may use the freight elevators in accordance with such reasonable scheduling as Landlord shall deem appropriate. Tenant shall schedule with Landlord, by written notice given no less than forty-eight (48) hours in advance, its move into or out of the Building which moving shall occur after 5:30 p.m. or on weekend days if required by Landlord; and Tenant shall reimburse Landlord upon demand for any additional security or other charges incurred by Landlord as a consequence of such moving. The persons employed by Tenant to move equipment or other items in or out of the Building must be acceptable to Landlord. The floors, corners and walls of elevators and corridors used for moving of equipment or other items in or out of the Project must be adequately covered, padded and protected and, Landlord may provide such padding and protection at Tenant’s expense if Landlord determines that such measures undertaken by Tenant or Tenant’s movers are inadequate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment or furnishings brought into the Building and also the times and manner of moving the same in or out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant. There shall not be used in any space, or in the public halls of the Building, either by any Tenant or others, any hand trucks except those equipped with rubber tires and side guards.

7. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall in no way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitor or any other employee or any other person. Janitor service will not be furnished on nights when rooms are occupied after 9:30 p.m. Window cleaning shall be done only by Landlord.

8. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or flammable, combustible or noxious fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not use, keep or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building. Tenant shall not make or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring Buildings or premises or those having business with them whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way.

9. The Premises shall not be used for the storage of merchandise except as such storage may be incidental to the use of the Premises for general office purposes. Tenant shall not occupy or permit any portion of the Premises to be occupied for the manufacture or sale of

Please Initial

Tenant (        )

Landlord (        )

2

liquor, narcotics, or tobacco in any form. The Premises shall not be used for lodging or sleeping or for any illegal purposes. No cooking shall be done or permitted by Tenant on the Premises, except that use by Tenant of Underwriters’ Laboratory approved portable equipment for brewing coffee, tea and similar beverages and of microwave ovens approved by Landlord shall be permitted provided that such use is in accordance with all applicable federal, state and local laws, codes, ordinances, rules and regulations.

10. Landlord will direct electricians as to where and how telephone wires and any other cables or wires are to be installed. No boring or cutting for cables or wires will be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

11. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by the Landlord. Tenant shall bear the expense of repairing any damage resulting from a violation of this rule or removal of any floor covering.

12. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such elevators as shall be designated by Landlord. In its use of such, Tenant shall not obstruct or permit the obstruction of walkways, ingress and egress to the Building and tenant spaces and at no time shall Tenant park vehicles which will create traffic and safety hazards or create other obstructions.

13. On Saturdays, Sundays and legal holidays all day, and on other days between the hours of 7:00 p.m. and 7:00 a.m. the following day, access to the Building or to the halls, corridors, elevators, or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge and has a pass or is properly identified. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Tenant assumes all responsibility for protecting its Premises from theft, robbery and pilferage. In case of invasion, mob, riot, public excitement, or other commotion, the Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the Tenants and protection of property in the Building and the Building. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building on Saturdays, Sundays and legal holidays all day, and on other days between the hours of 7:00 p.m. and 7:00 a.m. and during such further hours as Landlord may deem advisable for the adequate protection of said Building and the property of its tenants, and to implement such additional security measures as Landlord deems appropriate for such purposes. The cost of such additional security measures, as reasonably allocated by Landlord to Tenant, shall be reimbursed by Tenant within thirty (30) days after receipt of Landlord’s demand therefor.

14. Tenant shall see that the doors of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets, water apparatus and utilities are entirely shut off before Tenant or Tenant’s employees leave the Building, and that all electricity shall likewise be carefully shut off, so as to prevent waste or damage and for any default or carelessness Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord. On multiple-tenancy floors, all tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress, and all tenants shall at all times comply with any rules and orders of the fire department with respect to ingress and egress.

Please Initial

Tenant (        )

Landlord (        )

3

15. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

16. Landlord shall attend to the requests of Tenant after notice thereof from Tenant by telephone, in writing or in person at the Office of the Landlord. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from the Landlord.

17. No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of the Landlord.

18. Tenant agrees that it shall comply with all fire and security regulations that may be issued from time-to-time by Landlord and Tenant also shall provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to such fire or security regulations.

19. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of those Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project.

20. Canvassing, soliciting, peddling or distribution of handbills or other written material in the Building and Project is prohibited and Tenant shall cooperate to prevent same.

21. Landlord reserves the right to (i) select the name of the Project and Building and to make such change or changes of name, street address or suite numbers as it may deem appropriate from time to time, (ii) grant to anyone the exclusive right to conduct any business or render any service in or to the Building and its tenants, provided such exclusive right shall not operate to require Tenant to use or patronize such business or service or to exclude Tenant from its use of the Premises expressly permitted in the Lease, and (iii) reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, layout and nature of the common areas and facilities and other tenancies and premises in the Project and to create additional rentable areas through use or enclosure of common areas. Tenant shall not refer to the Project by any name other than the name as selected by Landlord (as same may be changed from time to time), or the postal address, approved by the United States Post Office. Without the written consent of Landlord, Tenant shall not use the name of the Building or Bishop Ranch in connection with or in promoting or advertising the business of Tenant or in any respect except as Tenant’s address.

Please Initial

Tenant (        )

Landlord (        )

4

22. Tenant shall store all its trash and garbage within the Premises until removal of same to such location in the Project as may be designated from time to time by Landlord. No material shall be placed in the Project trash boxes or receptacle if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of San Ramon without being in violation of any law or ordinance governing such disposal.

23. Landlord shall furnish heating and air conditioning during the hours of 7:00 a.m. and 7:00 p.m., Monday through Friday, except for holidays. In the event Tenant requires heating and air conditioning during off hours, Saturdays, Sundays or holidays, Landlord shall on notice provide such services at the rate established by Landlord from time-to-time. Landlord shall have the right to control and operate the public portions of the Building and the public facilities, and heating and air conditioning, as well as facilities furnished for the common use of the Tenants, in such manner as it deems best for the benefit of the Tenants generally.

24. The directory of the Building will be provided for the display of the name and location of tenants and Landlord reserves the right to exclude any other names therefrom. Any additional name that Tenant shall desire to place upon the directory must first be approved by Landlord and, if so approved, a charge will be made for each such name.

25. Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale from the Premises of, or use or permit the use of any sidewalk or common area adjacent to the Premises for the sale of newspapers, magazines, periodicals, theater tickets or any other goods, merchandise or service, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for manufacturing of any kind, or for any business or activity other than that specifically provided for in Tenant’s lease.

26. The word “Tenant” occurring in these Rules and Regulations shall mean Tenant and Tenant’s Representatives. The word “Landlord” occurring in these Rules and Regulations shall mean Landlord’s assigns, agents, clerks, employees and visitors.

ACKNOWLEDGED AND ACCEPTED:

Landlord:		Tenant:

By:	/s/ Jim Clancy	By:	/s/ Michael Burkland

Date:	12/16/11	Date:

5

EXHIBIT E

JANITORIAL SPECIFICATIONS

The following specific janitorial services will be provided in accordance with provisions of Paragraph 7.1, Landlord’s Obligations:

OFFICE AREAS (DAILY)

1.	Empty all waste baskets and disposal cans, if liners used, replace as necessary.

2.	Spot dust desks, chairs, file cabinets, counters and furniture.

3.	Spot vacuum all carpets and walk-off mats; spot as necessary.

4.	Sweep all hard surface floors with treated dust mop.

OFFICE AREAS (WEEKLY)

1.	Vacuum carpets completely, including around base boards, etc.

2.	Perform low dusting of furniture.

3.	Dust window sills and ledges.

OFFICE AREAS (QUARTERLY)

1.	Perform all high dusting of doors, sashes, moldings, etc.

2.	Dust mini blinds as needed.

OFFICE AREA CORRIDORS AND LOBBIES (DAILY SERVICE)

1.	Vacuum carpets and dust mop any hard floors.

2.	Spot clean carpets of all spillage.

3.	Clean all thresholds.

OFFICE AREA CORRIDORS AND LOBBIES (WEEKLY)

1.	Perform all high dusting of doors, sashes, moldings, etc.

2.	Vacuum and clean all ceiling vents.

3.	Polish any metal railings, placards, etc.

Please Initial

Tenant (        )

Landlord (        )

1

STAIRWAYS (DAILY)

1.	Sweep all hard surface steps.

2.	Dust banisters.

STAIRWAYS (WEEKLY)

1.	Sweep all hard surfaces.

2.	Spot mop all spills as needed.

RESTROOMS COMMON AREA (DAILY SERVICE)

1.	Empty all waste containers and replace liners as needed.

2.	Clean all metal, mirrors, and fixtures.

3.	Sinks, toilet bowls and urinals are to be kept free of scale.

4.	Clean all lavatory fixtures using disinfectant cleaners.

5.	Wash and disinfect underside and tops of toilet seats.

6.	Wipe down walls around urinals.

7.	Refill soap, towel, and tissue dispensers.

8.	Wet mop tile floors with disinfectant solution.

9.	Refill sanitary napkin machines as necessary.

RESTROOMS COMMON AREA (WEEKLY)

1.	Perform high dusting and vacuum vents.

2.	Use germicidal solution in urinal traps, lavatory traps, and floor drains.

RESTROOMS COMMON AREA (MONTHLY)

1.	Scrub floors with power machine.

2.	Wash down all ceramic tile and toilet compartments.

ELEVATORS (DAILY)

1.	Vacuum floors.

2.	Clean thresholds.

3.	Spot walls and polish surfaces.

GENERAL

All glass entry doors to offices, corridors, or lunch rooms are to be cleaned as necessary.

Please Initial

Tenant (        )

Landlord (        )

2

EXHIBIT F

DOOR SIGN, DIRECTORY STRIP AND MAIL BOX REQUEST

1.	I, the undersigned hereby authorize Landlord to order one glass door sign. The business name on it shall read: (All lettering must be left justified, no logos.)

—      —      —      —       —      —      —      —      —       —      —      —      —      —      —       —      —

(17 characters max)

—      —      —      —       —      —      —      —      —       —      —      —      —      —      —       —      —

(17 characters max)

—      —      —      —       —      —      —      —      —       —      —      —      —      —      —       —      —

(17 characters max)

2.	The lobby directory strip shall read:

—      —      —      —       —      —      —      —      —       —      —      —      —      —      —       —      —

(23 characters max)

3.	The floor directory strip shall read:

—      —      —      —       —      —      —      —      —       —      —      —      —      —      —       —      —

(23 characters max)

g h f	Arrow Direction? (Circle one)

4.	The mail box strip shall read:

5. Daily Contact Name:

Phone:	Fax:

Email:

Signed:	Date:

Street Address:	4000 Executive Parkway

Suite No:	400

Building:	P

Complex:	Bishop Ranch 8

EXHIBIT G

COMMENCEMENT OF LEASE

It is hereby agreed to that

(a)	the “Commencement Date” under that certain Lease dated , 2011 and between Alexander Properties Company as Landlord and five9 as Tenant, covering Premises located at 4000 Executive Parkway, Suite 400, is , 2012,

(b)	the “Expiration Date” thereof is 5:00 P.M. on , 2018, and

(c)	Landlord has completed all of its construction obligations under the Work Letter, except for the following punch list items, which shall be completed by Landlord in accordance with the Lease and the Work Letter attached thereto.

ACKNOWLEDGED AND ACCEPTED:

Landlord:	Tenant:

By:	By:	/s/ Michael Burkland
Date	Title:	CEO